Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2014 First Quarter Results
Reports Revenue Growth of 32% and Adjusted EBITDA of $2.6 Million

BRENTWOOD, TN, (May 8, 2014) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services primarily in the Southeast and Southwest, today announced its results for the first quarter ended March 31, 2014. The Company's revenue grew to $83.4 million, an increase of 31.7% year-over-year.
On May 7, 2014, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of June 30, 2014, to be paid on July 14, 2014.
First Quarter 2014 Highlights

•	Net revenue increased 31.7% to $83.4 million in the first quarter of 2014 from $63.3 million in the first quarter of 2013, primarily due to 11 nursing centers acquired during 2013 and 2014.

•
Excluding professional liability expense, facility-level operating income increased 34.1% to $16.6 million from $12.4 million in the first quarter of 2014. Facility operating margins have remained constant as a percent of revenues.

•	General and administrative expenses decreased as a percentage of revenues to 6.1% in the first quarter of 2014 from 7.9% in the first quarter of 2013.

•	Adjusted EBITDA increased to $2.6 million in the first quarter of 2014 compared to $0.5 million in 2013.

•
On March 1, 2014, the Company assumed operation of a facility in the Huntsville, Alabama. One month of operating results of these operations are included in the first quarter results for the entire period.

•
Effective April 3, 2014, the Company entered into an asset purchase agreement to sell Rose Terrace, a 90-bed skilled nursing center in Culloden, West Virginia. The sales price is approximately $16.5 million and is subject to a number of conditions. The transaction is anticipated to close no earlier than July 1, 2014.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “I take great pride in what we have accomplished as a team, not only in terms of our strong first quarter results, but also in our broader efforts in repositioning the company. Strong revenue growth in the quarter was coupled with our second consecutive quarter of solid adjusted EBITDA. These results came directly out of our efforts to upgrade our portfolio and drive efficiency, while continuing to focus on and improve our metrics.”
“Additionally, I want to highlight our G&A expense as a percentage of revenue has declined to 6.1% in the first quarter of 2014 compared to 7.9% for the same period in 2013,” Mr. Gill continued. “We continue to see other key financial metrics move in the right direction, including occupancy, skilled mix, and average daily reimbursement.”
Mr. Gill concluded, “I believe we are now realizing the benefits of our strategic plan. With a bulk of the strategic investments behind us, our management team in place, and greater financial flexibility, we remain focused on growing the portfolio, efficiently integrating new nursing centers and bringing their operations up to the Diversicare standards."
Other Highlights for the First Quarter 2014
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended March 31,
	2014	2013
Skilled nursing occupancy	78.6%	76.0%
As a percent of total census:
Medicare census	12.5%	12.4%
Managed Care census	3.8%	3.6%
As a percent of total revenues:
Medicare revenues	28.4%	28.7%
Medicaid revenues	50.1%	52.9%
Managed Care revenues	7.0%	6.9%
Average rate per day:
Medicare	$438.91	$435.18
Medicaid	$161.98	$160.37
Managed Care	$382.94	$382.78

 Patient Revenues
Patient revenues were $83.4 million in 2014 and $63.3 million in 2013. This increase is primarily attributable to the acquisition of new nursing centers during the period. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Period Ended March 31,
	2014	2013	Change
Same-store revenue	$64,708	$63,280	$1,428
2013 acquisition revenue	17,682	—	17,682
2014 acquisition revenue	974	—	974
Total revenue	$83,364	$63,280	20,084
The overall increase in revenue of $20.1 million is primarily attributable to revenue contributions from acquisition activity in 2013 of $17.7 million, as well as the contribution from the newly leased nursing center in Huntsville, Alabama. This nursing center contributed $1.0 million in revenues since the Company assumed operations on March 1, 2014.
The same-store revenues increased by $1.4 million in 2014 compared to the same period in 2013. Overall same-store Medicaid census increased 3.95% in 2014 resulting in same-store revenue increase of $1.3 million compared to 2013. Managed Care average daily census increased 5.35% resulting in a revenue increase at our same-store nursing centers of $0.2 million in revenue. The increases in revenue associated with our census increases were partially offset by a decrease in Medicare census resulting in a revenue decrease of $0.6 million in same-store nursing centers as compared to 2013.

The average Medicaid rate per patient day at same-store nursing centers for 2014 increased compared to 2013, resulting in an increase in revenue of $0.6 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for same-store nursing centers decreased for 2014 compared to 2013, resulting in a decrease in revenue of $0.2 million.

Expenses
Operating expense increased in the first quarter of 2014 to $66.7 million as compared to $50.9 million in the first quarter of 2013, driven primarily by the $14.8 million increase in operating costs attributable to the nursing center operations acquired in 2013, as well as $0.6 million of operating expense associated with the nursing center operations assumed in the first quarter of 2014. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Period Ended March 31,
	2014	2013	Change
Same-store operating expense	$51,249	$50,875	$374
2013 acquisition expense	14,837	—	14,837
2014 acquisition expense	641	—	641
Total expense	$66,727	$50,875	$15,852
Operating expense decreased as a percentage of revenue at 80.0% for the first quarter of 2014 as compared to 80.4% for the first quarter of 2013. The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $38.1 million in the first quarter of 2014 as compared to $31.0 million in the first quarter of 2013, an increase of $7.1 million, or 23.0%. While wages increased overall, wages as a percentage of revenue decreased in the first quarter of 2014 to 45.7% as compared to 48.9% in the first quarter of 2013, a decrease of 3.2%.
Bad debt expense increased approximately $0.6 million in 2014 compared to 2013 driven significantly by the growth in Medicaid patients undergoing the initial qualification process.
Professional liability expense was $2.6 million in the first quarter of 2014 compared to $2.0 million in the first quarter of 2013, an increase of $0.6 million. We were engaged in 61 professional liability lawsuits as of March 31, 2014, compared to 47 as of December 31, 2013. Our quarterly cash expenditures for professional liability costs of continuing operations were $1.1 million and $2.1 million for 2014 and 2013, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $5.1 million in the first quarter of 2014 as compared to $5.0 million in the first quarter of 2013, an increase of $0.1 million. As a percent of revenues, general and administrative expenses declined to 6.1% in 2014 as compared to 7.9% in 2013.
Interest expense was $1.1 million in the first quarter of 2014 and $0.7 million in the first quarter of 2013, an increase of $0.4 million. The increase was primarily attributable to higher debt balances in 2014 as a result of the amended Mortgage Loan, which increased the balance of outstanding debt as a result of the acquisition of the Kansas centers, as well as the outstanding balance of the amended Revolver as a result of the on-going Medicare and Medicaid change in ownership certification process.
Receivables
Our net receivables balance increased $6.2 million to $41.3 million as of March 31, 2014, from $35.1 million as of December 31, 2013. The increase is primarily attributable to $10.3 million in unbilled receivables as of March 31, 2014, compared to $5.1 million at December 31, 2013. These receivables are associated with our newly acquired nursing centers that are currently undergoing the Medicare and Medicaid change in ownership certification process.

Conference Call Information
A conference call has been scheduled for Friday, May 9, 2014 at 7:00 A.M. Central time (8:00 A.M. Eastern time) to discuss first quarter 2014 results.
The conference call information is as follows:

Date:	Friday, May 9, 2014
Time:	7:00 A.M. Central, 8:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through May 15, 2014, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 34885602.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 48 skilled nursing centers containing 5,449 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2014	December 31, 2013
ASSETS:
Current Assets
Cash and cash equivalents	$3,755	$3,784
Receivables, net	41,331	35,119
Deferred income taxes	5,654	6,579
Current assets of discontinued operations	239	341
Other current assets	4,198	4,388
Total current assets	55,177	50,211

Property and equipment, net	52,758	54,043
Deferred income taxes	17,485	15,912
Acquired leasehold interest, net	8,132	8,228
Other assets, net	9,125	9,350
TOTAL ASSETS	$142,677	$137,744

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$17,389	$4,766
Trade accounts payable	8,420	7,545
Current liabilities of discontinued operations	544	236
Accrued expenses:
Payroll and employee benefits	12,191	12,633
Current portion of self-insurance reserves	12,455	11,711
Other current liabilities	4,537	5,276
Total current liabilities	55,536	42,167
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	43,340	48,811
Self-insurance reserves, less current portion	17,189	16,375
Other noncurrent liabilities	14,797	15,907
Total noncurrent liabilities	75,326	81,093

PREFERRED STOCK	4,918	4,918

SHAREHOLDERS’ EQUITY	6,897	9,566

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$142,677	$137,744

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
PATIENT REVENUES, net	$83,364	$63,280
Operating expense	66,727	50,875
Facility-level operating income	16,637	12,405

EXPENSES:
Lease and rent expense	6,343	5,033
Professional liability	2,640	1,985
General and administrative	5,114	4,984
Depreciation and amortization	1,898	1,588
Total expenses less operating	15,995	13,590
OPERATING INCOME (LOSS)	642	(1,185)
OTHER INCOME (EXPENSE):
Equity in net loss of unconsolidated affiliate	(3)	(237)
Interest expense, net	(1,079)	(687)
	(1,082)	(924)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(440)	(2,109)
BENEFIT FOR INCOME TAXES	229	1,119
NET LOSS FROM CONTINUING OPERATIONS	(211)	(990)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(834)	43
DISCONTINUED OPERATIONS	(834)	43
NET LOSS	(1,045)	(947)
Less: Loss (income) attributable to noncontrolling interest	25	(18)
NET LOSS ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(1,020)	(965)
PREFERRED STOCK DIVIDENDS	(86)	(86)
NET LOSS FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(1,106)	$(1,051)

NET LOSS PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$(0.05)	$(0.19)
Discontinued operations	(0.14)	0.01
	$(0.19)	$(0.18)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	5,975	5,848

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(1,045)	$(571)	$(4,765)	$(2,179)	$(947)
Loss (income) from discontinued operations, net of tax	834	430	2,421	177	(43)
Income tax benefit	(229)	243	(1,388)	(1,041)	(1,119)
Interest expense	1,079	1,038	1,002	893	687
Debt retirement costs	—	—	—	320	—
Depreciation and amortization	1,898	1,958	1,784	1,642	1,588
EBITDA	2,537	3,098	(946)	(188)	166

EBITDA adjustments:
Separation and related costs (a)	—	—	—	120	—
Acquisition related costs (b)	110	104	123	442	117
Facility start-up negative EBITDA (c)	—	—	115	56	180
Restructuring costs (d)	—	502	944	—	—
Adjusted EBITDA	$2,647	$3,704	$236	$430	$463

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents the negative EBITDA associated with the new facility and venture start-ups of Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(1,106)	$(678)	$(4,868)	$(2,281)	$(1,051)
Adjustments:
Separation and related costs (a)	—	—	—	120	—
Acquisition related costs (b)	110	104	123	442	117
New facility start-up losses (c)	—	—	115	56	180
Debt retirement costs (d)	—	—	—	320	—
Restructuring costs (e)	—	502	944	—	—
Tax impact of above adjustments (f)	(38)	(212)	(414)	(422)	(202)
Discontinued operations, net of tax	834	430	2,421	177	(43)
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$(200)	$146	$(1,679)	$(1,588)	$(999)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$(0.03)	$0.02	$(0.28)	$(0.27)	$(0.17)
Diluted	$(0.03)	$0.02	$(0.28)	$(0.27)	$(0.17)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,975	5,960	5,892	5,874	5,848
Diluted	5,975	5,960	5,892	5,874	5,848

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, our five newly acquired Kansas facilities, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the quarter.
(e)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.
(f)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
NET INCOME (LOSS)	$(1,045)	$(947)
Discontinued operations	(834)	43
Net income (loss) from continuing operations	(211)	(990)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	1,898	1,588
Provision for doubtful accounts	1,433	796
Deferred income tax provision (benefit)	(660)	(152)
Provision for self-insured professional liability, net of cash payments	1,234	(309)
Stock based compensation	141	171
Equity in net losses of unconsolidated affiliate	3	237
Non-cash interest accretion	(719)	65
Other	(153)	(65)
FUNDS PROVIDED BY OPERATIONS	$2,966	$1,341

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.50	$0.23
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic and diluted	5,975	5,848
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended March 31, 2014
	As of March 31, 2014			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2014 Q1 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	758	90.7%	91.4%	14.8%	$15.6	$424.98	$175.12
Kansas	418	413	336	80.4%	81.4%	14.1%	6.2	379.93	157.67
Kentucky	1,110	1,096	1,007	90.7%	91.9%	12.3%	22.6	459.35	194.84
Ohio	442	442	383	86.7%	86.7%	14.4%	9.2	459.13	150.41
Tennessee	705	651	504	71.5%	77.4%	14.3%	9.1	404.51	143.67
Texas	1,849	1,726	1,223	66.1%	70.9%	9.6%	20.7	466.11	136.95
Total	5,449	5,245	4,211	78.6%	80.3%	12.5%	$83.4	$438.91	$161.98

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes nursing centers in Ohio and West Virginia. The Tennessee region includes one nursing center in Kentucky. The Ohio region includes one nursing center in Indiana.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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